Exhibit 99.2

MYERS INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined consolidated financial information and explanatory notes show the historical financial positions and results of operations of Myers Industries, Inc. ("Myers" or the "Company") and Signature CR Intermediate Holdco, Inc. ("Signature" or "Signature Systems"), and have been prepared to illustrate the effects of the Merger under the acquisition method of accounting with Myers treated as the acquirer. The unaudited pro forma condensed combined consolidated financial information set forth herein is based upon the consolidated financial statements of Myers and Signature. The pro forma unaudited condensed combined consolidated balance sheet as of December 31, 2023 is comprised of the consolidated balance sheet of Myers as of December 31, 2023 and the consolidated balance sheet of Signature as of December 30, 2023 and pro forma adjustments to illustrate the effects of the Merger as if the transaction had occurred on December 31, 2023. The pro forma unaudited condensed combined consolidated statement of operations for the year ended December 31, 2023 is comprised of the consolidated statement of operations of Myers for the year ended December 31, 2023, the consolidated statement of operations for Signature for the fiscal year January 1, 2023 through December 30, 2023 and pro forma adjustments to illustrate the effects of the Merger as if the transaction had been effective beginning January 1, 2023. Certain reclassifications have been made to Signature's historical financial information in order to conform to Myers' presentation of financial information.

The unaudited pro forma condensed combined consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the Merger been completed on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The pro forma financial information includes estimated adjustments, including adjustments to record assets and liabilities of Signature at its fair value, and represents the pro forma estimates by Myers based on available fair value information as of the date of the Merger Agreement. In some cases, where noted, more recent information has been used to support estimated adjustments in the pro forma financial information. The adjustments included in this unaudited pro forma condensed combined consolidated financial information are preliminary and may be revised. The pro forma information also does not reflect the benefits of expected cost savings or any potential impacts of potential revenue enhancements and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed. The final allocation of the purchase price for the Merger will be determined after completion of thorough analyses to determine the fair value of Signature’s tangible and identifiable intangible assets and liabilities in accordance with FASB Accounting Standards Codification ("ASC") Topic 805 "Business Combinations". Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma condensed combined consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact Myers statement of operations due to adjustments in depreciation and/or amortization of the adjusted assets or liabilities. Any changes to Signature's shareholders' equity, including results of operations from December 31, 2023 to February 8, 2024, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The unaudited pro forma condensed combined consolidated financial information is provided for illustrative information purposes only. The unaudited pro forma condensed combined consolidated financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Merger been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined consolidated financial information should be read in conjunction with (i) the accompanying Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information; (ii) Myers audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2023, included in Myers Annual Report on the year ended December 31, 2023, and incorporated by reference; and (iii) Signature’s historical consolidated financial statements and the related notes included as Exhibit 99.1 to this Current Report on Form 8-K/A.

Description of the Acquisition

On February 8, 2024, the Company acquired Signature CR Intermediate Holdco, Inc., a manufacturer and distributor of composite matting ground protection for industrial applications, stadium turf protection and temporary event flooring, for $350 million plus customary working capital and other adjustments in an all-cash transaction, funded through an amendment and restatement of Myers' existing loan agreement. The acquisition was completed by acquiring the stock of Signature CR Intermediate Holdco, Inc. Goodwill acquired in this transaction will not be tax deductible. Signature will be included in the Material Handling segment.

MYERS INDUSTRIES, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

As of December 31, 2023

(Dollars in thousands)

	Historical
	Myers	Signature	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Current Assets
Cash	$30,290	$1,023	$—		$31,313
Trade accounts receivable, net	113,907	19,137	(2,616)	{k}	130,428
Other accounts receivable, net	14,726	—	702	{b},{k}	15,428
Inventories, net	90,844	14,043	4,457	{c}	109,344
Prepaid expenses and other current assets	6,854	1,933	—		8,787
Total Current Assets	256,621	36,136	2,543		295,300
Property, plant, and equipment, net	107,933	21,157	7,145	{d}	136,235
Right of use asset - operating leases	27,989	6,373	(2,347)	{e}	32,015
Goodwill	95,392	60,511	215,105	{a}	371,008
Intangible assets, net	45,129	60,283	46,244	{f}	151,656
Deferred income taxes	209	—	—		209
Other	8,358	8,478	(4,105)	{g}	12,731
Total Assets	$541,631	$192,938	$264,585		$999,154

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$79,050	$7,353	$4,660	{l}	$91,063
Accrued employee compensation	17,104	—	—		17,104
Income taxes payable	4,253	—	—		4,253
Accrued taxes payable, other than income taxes	2,582	—	—		2,582
Accrued interest	1,112	—	—		1,112
Other current liabilities	28,472	3,882	603	{h}	32,957
Operating lease liability - short-term	5,943	387	137	{i}	6,467
Finance lease liability - short-term	593	—	—		593
Long-term debt - current portion	25,998	58,284	(58,284)	{a}	25,998
Total Current Liabilities	165,107	69,906	(52,884)		182,129
Long-term debt	31,989	—	387,638	{a}	419,627
Operating lease liability - long-term	22,352	6,649	(4,180)	{j}	24,821
Finance lease liability - long-term	8,615	—	—		8,615
Other liabilities	12,108	—	—		12,108
Deferred income taxes	8,660	16,822	38,232	{m}	63,714
Total Liabilities	248,831	93,377	368,806		711,014

Shareholders’ Equity
Serial Preferred Shares	—	418	(418)	{a}	—
Common Shares	22,608	13	(13)	{a}	22,608
Additional paid-in capital	322,526	85,721	(85,721)	{a}	322,526
Accumulated other comprehensive loss	(16,815)	—	—		(16,815)
Retained earnings (deficit)	(35,519)	13,409	(18,069)	{a},{l}	(40,179)
Total Shareholders’ Equity	292,800	99,561	(104,221)		288,140
Total Liabilities and Shareholders’ Equity	$541,631	$192,938	$264,585		$999,154

See accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Information

MYERS INDUSTRIES, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations

For the Year Ended December 31, 2023

(Dollars in thousands, except share and per share data)

	Historical
	Myers	Signature	Pro Forma Adjustments	Notes	Pro Forma Combined
Net sales	$813,067	$110,154	$—		$923,221
Cost of sales	553,981	53,015	9,341	{n},{o},{p}	616,337
Gross profit	259,086	57,139	(9,341)		306,884
Selling, general and administrative expenses	186,876	26,678	6,327	{n},{o},{q}	219,881
(Gain) loss on disposal of fixed assets	(195)	—	—		(195)
Other (income) expenses	—	993	(993)	{r}	—
Operating income	72,405	29,468	(14,675)		87,198
Interest expense, net	6,349	8,673	21,278	{s}	36,300
Income before income taxes	66,056	20,795	(35,953)		50,898
Income tax expense	17,189	4,784	(8,988)	{t}	12,985
Net income	$48,867	$16,011	$(26,965)		$37,913
Net income per common share:
Basic earnings per share	$1.33				$1.03
Diluted earnings per share	$1.32				$1.02
Shares used in the computation of earnings per share:
Weighted average common shares outstanding basic	36,744,560				36,744,560
Weighted average common shares outstanding diluted	37,095,568				37,095,568

See accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Information

MYERS INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(Dollars in thousands, except where otherwise indicated)

1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined consolidated financial information was prepared in accordance with the regulations of the Securities and Exchange Commission ("SEC") and are intended to show how the transaction might have affected the historical financial statements of the Company. The unaudited pro forma condensed combined consolidated financial information set forth herein is based upon the consolidated financial statements of Myers and Signature. The pro forma unaudited condensed combined consolidated balance sheet as of December 31, 2023 is comprised of the consolidated balance sheet of Myers as of December 31, 2023 and the consolidated balance sheet of Signature as of December 30, 2023 and pro forma adjustments to illustrate the effects of the Merger as if the transaction had occurred on December 31, 2023. The pro forma unaudited condensed combined consolidated statement of operations for the year ended December 31, 2023 is comprised of the consolidated statement of operations of Myers for the year ended December 31, 2023, the consolidated statement of operations for Signature for the fiscal year January 1, 2023 through December 30, 2023 and pro forma adjustments to illustrate the effects of the Merger as if the transaction had been effective beginning January 1, 2023. Certain reclassifications have been made to Signature's historical financial information in order to conform to Myers' presentation of financial information.

The Company's condensed combined consolidated financial information has been prepared in accordance with Generally Accepted Accounting Principles in the United States ("GAAP") as issued by the Financial Accounting Standards Board ("FASB"). The unaudited pro forma condensed combined consolidated financial information was prepared in accordance with SEC Regulation S-X Article 11 and is based on the historical financial statements of Myers and Signature, adjusted using the acquisition method of accounting. This method of accounting includes transaction costs related to the Merger transaction both incurred in the historical periods presented as well as incurred or expected to be incurred subsequent to the historical periods presented. Additionally, nonrecurring expenses pertaining to the preliminary assessment of fair value step-up of inventory in purchase accounting are also included. These adjustments and others are further described in Note 3 to the pro forma condensed combined consolidated financial statements.

The unaudited pro forma condensed combined consolidated financial information is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operations had the Acquisition occurred as of the dates indicated, nor is it meant to be indicative of any anticipated combined financial position or future results of operations that the combined company will experience after the completion of the Acquisition. To the extent there are significant changes to the combined company’s business following completion of the transaction, the assumptions and estimates set forth in the unaudited pro forma condensed combined consolidated financial statements could change significantly.

The Company has accounted for the Acquisition of Signature as of February 8, 2024 using the acquisition method of accounting, in accordance with FASB Accounting Standards Codification ("ASC") Topic 805 "Business Combinations" ("ASC 805"). For purposes of estimating the fair value of assets acquired as reflected in the unaudited pro forma condensed combined consolidated financial statements, in accordance with the applicable accounting guidance, the Company established a framework for measuring fair values. The applicable accounting guidance defines fair value as the price that would be received to sell an asset in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal or most advantageous market for the asset or liability. Additionally, under the applicable accounting guidance, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, the Company may be required to value assets of Signature at fair value measures that do not reflect the Company’s intended use of those assets. Use of different estimates and judgments could yield different results.

The pro forma adjustments presented in the unaudited pro forma condensed combined consolidated financial information have been identified and presented to provide relevant information necessary for an accurate understanding of Myers after giving effect to the acquisition. The unaudited pro forma condensed combined consolidated financial information does not reflect the cost of any integration activities or benefits from the Acquisition, including potential synergies that may be generated in future periods. Management has made significant estimates and assumptions in its determination of the pro forma adjustments, which are more fully described in Note 3. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

MYERS INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Information - (Continued)

(Dollars in thousands, except where otherwise indicated)

2. PRELIMINARY PURCHASE PRICE ALLOCATION

On February 8, 2024, the Company acquired the stock of Signature Systems, a manufacturer and distributor of composite matting ground protection for industrial applications, stadium turf protection and temporary event flooring, which is included in the Material Handling Segment. On February 8, 2024, the Company paid $348.9 million to acquire Signature, net of cash acquired of $4.3 million and subject to working capital adjustments, resulting in total expected consideration of $348.2 million for the acquisition. A summary of the preliminary estimated purchase price allocation is as follows (in thousands):

Assets acquired:
Accounts receivable	$18,902
Inventories	17,612
Prepaid expenses	719
Other assets - long term	4,761
Property, plant and equipment	28,281
Right of use asset - operating leases	3,946
Intangible assets*	127,000
Goodwill	215,105
Assets acquired	$416,326

Liabilities assumed:
Accounts payable	$4,542
Accrued expenses	5,646
Operating lease liability - short term	525
Operating lease liability - long term	2,400
Deferred taxes	55,054
Total liabilities assumed	68,167

Net acquisition cost	$348,159

* Estimated value of intangible assets includes $21.6 million of indefinite-lived trade names, $74.1 million of customer relationships with an estimated life of 10 years and $31.3 million of technology with an estimated life of 12 years.

3. PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited condensed combined consolidated balance sheet as of December 31, 2023 are as follows:

{a}

The Company acquired 100% of the equity of Signature through a merger agreement for aggregate consideration of $350 million, subject to certain customary adjustments for cash, indebtedness, net working capital, and transaction expenses, as further specified in the Merger Agreement. Signature's long-term debt was not acquired, and was extinguished at closing of the transaction. The Company funded the transaction by amending its loan agreement to add a $400 million Term Loan A, while maintaining its existing $250 million revolving credit facility. A portion of the proceeds from the Term Loan A were used to repay other debt and transaction costs.

Signature's equity was eliminated as a part of purchase accounting. Residual excess purchase consideration after eliminating the $99.6 million of Signature equity resulted in an allocation to goodwill for the excess purchase price. The excess purchase consideration was further adjusted by estimated changes in the valuation of acquired assets and liabilities, of which the material adjustments are noted in these footnotes.

MYERS INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Information - (Continued)

(Dollars in thousands, except where otherwise indicated)

A preliminary assessment of the fair value of the acquired assets of Signature, as described in the table below.

{b} Adjustment to fair value current portion of other receivables, including classification differences	$(1,914)
{c} Adjustment to fair value inventory	4,457
{d} Adjustment to fair value property, plant and equipment, net	7,145
{e} Adjustment to Right of use asset - operating leases, including assumption differences and favorable contract assessment	(2,347)
{f} Adjustment to fair value identifiable intangible assets	46,244
{g} Adjustment to fair value long-term portion of other receivables	(4,105)
Reduction to excess purchase price for pro forma changes in assets	$49,480

{h} Adjustment to fair value of other current liabilities	$603
{i} Adjustment to Operating lease liabilities - short term, including assumption differences	137
{j} Adjustment to Operating lease liabilities - long term, including assumption differences	(4,180)
Reduction to excess purchase price for pro forma changes in liabilities	$(3,440)
Reduction to excess purchase price	$52,920

{k}	The current portion of notes receivable totaling $2.6 million was reclassified from Trade accounts receivable, net to Other accounts receivable, net.

{l}

Adjustment to include $4.7 million of Merger transaction costs, including legal, accounting, consulting and other advisory costs that were incurred or are expected to be incurred after December 31, 2023.

{m}	Deferred income tax effects of the pro forma adjustments are estimated based on blended statutory rates, which are estimated to be approximately 25%.

The pro forma adjustments included in the unaudited condensed combined consolidated statement of operations for the year ended December 31, 2023 are as follows:

{n}

Depreciation of $3.2 million was reclassified from Selling, general and administrative expenses to Cost of sales. Signature had presented depreciation and amortization as a separate line within operating expenses in its consolidated statement of operations, but it was combined with Selling, general and administrative expenses, for presentation purposes in the Historical Signature column of these pro forma unaudited condensed combined consolidated statement of operations.

{o}

Based on the preliminary assessment of the fair value of fixed assets and identifiable intangible assets, Cost of Sales was increased by $1.7 million and Selling, general and administrative expenses, was increased by $4.9 million to reflect higher depreciation and amortization resulting from purchase accounting.

{p}

Based on the preliminary assessment of fair value step-up of inventory, Cost of Sales was increased by $4.5 million to reflect the stepped-up value of acquired inventory as it is sold in the first year after the Merger. This is a nonrecurring adjustment that does not affect the Company's consolidated statement of operations beyond 12 months after the Merger.

{q}

Selling, general and administrative expenses have been increased by $4.7 million to reflect Merger transactions costs, including legal, accounting, consulting and other advisory costs that were incurred or are expected to be incurred after December 31, 2023. This is a nonrecurring adjustment that does not affect the Company's consolidated statement of operations beyond 12 months after the Merger. Historical Myers and Historical Signature Selling, general and administrative expenses also include $2.6 million and $2.0 million of Merger transaction costs.

{r}

During purchase accounting, Myers assessed the functional currency of Signature's foreign subsidiary to be local currency based on its current and future expected operations. As a result, the foreign subsidiary's assets and liabilities are not expected to revalue through the statement of operations and the $1.0 million loss from this revaluation has been adjusted from Other (income) expense.

{s}	Interest expense, net was increased by $21.3 million to reflect the interest expense associated with the borrowings incurred to complete the Merger.

MYERS INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Information - (Continued)

(Dollars in thousands, except where otherwise indicated)

{t}	Income tax effects of the pro forma adjustments are estimated based on blended statutory rates, which are estimated to be approximately 25%.